Exhibit 10.22

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made August 17, 2012, by and among CSCC PROPERTY HOLDINGS, LLC, a Georgia limited liability company, and CSCC NURSING, LLC, a Georgia limited liability company (with their respective successors and assigns, being collectively referred to as “Borrowers”) and CONTEMPORARY HEALTHCARE FUND I, L.P., a Delaware limited partnership (with its successors and assigns, “Secured Party”).

R E C I T A L S:

WHEREAS, Borrowers are borrowing up to $600,000 (the “Loan”) from Secured Party evidenced by a promissory note of even date herewith (as amended from time to time, the “Note”), a Loan Agreement by and between Borrowers and Secured Party dated of even date herewith (as amended from time to time, the “Loan Agreement”) and certain other agreements and instruments (collectively, with the Note, the Loan Agreement and this Agreement, the “Loan Documents”);

WHEREAS, to induce Secured Party to make the Loan to Borrowers upon the terms and conditions set forth in the Loan Agreement and other Loan Documents and as security for the payment and performance of Borrowers’ obligations to Secured Party under the Loan Agreement and the other Loan Documents, it is the intent of Borrowers to pledge and to grant to Secured Party for the benefit of Secured Party, a security interest in certain property of Borrowers and to create such a security interest as hereinafter provided;

WHEREAS, capitalized terms used herein but not defined herein shall have the meanings as set forth in the Loan Agreement;

NOW, THEREFORE, it is hereby agreed as follows:

ARTICLE I
GRANT OF SECURITY INTEREST; COLLATERAL

1.1.         Grant of Security Interest.  Borrowers hereby pledge and grant to Secured Party for the benefit of Secured Party, a lien and security interest in and to the property described in Section 1.2 below (collectively and severally, the “Collateral”) to secure payment and performance of the Loan Obligations of Borrowers to Secured Party.

1.2.         Collateral.  The Collateral shall consist of all of Borrowers’ tangible and intangible property and all other tangible and intangible assets of Borrowers wherever located, whether now owned or hereafter acquired, and any additions, replacements, accessions, or substitutions thereof and all cash and non-cash proceeds and products thereof as set forth on Exhibit A hereto.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1.         Representations and Warranties. Each Borrower hereby represents and warrants to Secured Party that at all times from the date of this Agreement to and including the date payment and performance of the Loan Obligations has been completed in full:

(a)           Each Borrower is a limited liability company, duly organized, validly existing, and possessing all powers and authority to own its property and to conduct the business in which it is engaged as well as all other rights and privileges generally granted by the states of their organization. Borrowers have the full right and power to grant the security interest contemplated hereunder subject to any limitations which may be imposed by applicable law on the assignment of Medicare and Medicaid accounts receivable.

(b)           There is no action, suit or proceeding pending or, to the best of the Borrower’s knowledge, threatened against Borrowers that Borrowers would be expected to have a Material Adverse Effect on the Collateral, or Borrowers’ rights and interests therein.

(c)           Borrower warrants that the Collateral consisting of Contract Rights, Chattel Paper, Accounts, or General Intangibles is (i) genuine and enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, or other laws relating to the rights of creditors generally and by general principles of equity; (ii) not subject to any defense, set-off, claim or counterclaim (other than write-offs in the ordinary course of business and other than recoupment rights possessed by any Health Regulatory Authority) of a material nature against Borrowers, except as to which Borrowers have notified Secured Party prior to the execution of this Agreement; and (iii) not subject to any other circumstances that would impair the validity, enforceability, value, or amount of the Collateral except for Permitted Encumbrances which exist or may exist upon the Collateral.

ARTICLE III
COVENANTS OF BORROWERS

3.1.         Covenants of Borrowers.  So long as the Note remains unpaid, Borrowers shall:

(a)           ensure that all acts that may be necessary to maintain, preserve and protect the Collateral are done;

(b)           perform all of their obligations hereunder and under the other Loan Documents when due and before any such obligations are delinquent;

(c)           procure, execute and deliver from time to time any endorsements, assignments, financing statements or other writings Secured Party deems necessary or appropriate to perfect, maintain and protect its interest hereunder and the priority thereof except to the extent such delivery would conflict with Borrowers’ obligations to another creditor which is a party to a subordination agreement with Secured Party;

(d)           except as permitted in the Loan Documents or as otherwise approved in writing by Secured Party, not surrender, sell, encumber, assign, pledge or otherwise dispose of or transfer the Collateral and keep the Collateral free of all levies and security interests or other liens or charges other than Permitted Encumbrances;

(e)           subject to Borrowers’ right to contest the same in accordance with applicable law, provided such contest does not present a risk of forfeiture of any of the Collateral, pay all taxes, assessments, charges, encumbrances and liens now or hereafter imposed upon or affecting the Collateral prior to the time the same becomes delinquent;

(f)            permit Secured Party and/or its authorized representatives access to the Facility on advance written notice and during normal business hours to inspect and copy Borrowers’ books and records related to the Collateral provided no material disturbance or damage is caused to the operation of the Facility, as defined in the Loan Agreement.

(g)           except as permitted in, or required by, the Loan Documents or as otherwise approved in writing by Secured Party, not amend, modify or supplement in any material respect any lease, contract or agreement contained in the Collateral or waive any material provision therein, without prior written consent of Secured Party;

(h)           with respect to any Collateral that is instruments, chattel paper and negotiable documents, properly assign to, and, to the extent necessary to perfect Secured Party’s interest therein, and deposit originals to be held by Secured Party, unless Secured Party shall hereafter otherwise direct or consent in writing or except to the extent such delivery would conflict with Borrowers’ obligations to another creditor which is a party to a subordination agreement with Secured Party;

(i)            with respect to any Collateral that is uncertificated securities of Borrowers that have been pledged, by the holder registered on the books of the Borrowers as the owner thereof, as further inducement of Secured Party to make the Loan, from and after the occurrence of an Event of Default and during the continuance thereof, Borrowers shall comply with instructions originated by Secured Party without further consent or action by the registered owner thereof; provided, further that, at no time during the term of this Agreement, shall Borrowers issue certificated securities of Borrowers with regard to ownership interests in either Borrower; and

(j)            to permit Secured Party, at Borrowers’ cost and expense, to obtain periodic lien searches, no more frequently than quarterly.

ARTICLE IV
DEFAULT AND REMEDIES

4.1.         Events of Default.  The occurrence of any of the following events shall constitute an event of default under the terms of this Agreement (an “Event of Default”):

(a)           any representation or warranty of Borrowers contained herein or otherwise made in connection with the transactions contemplated by this Agreement shall be false or misleading in any material respect on the date as of which made;

(b)           Borrowers shall fail to perform or observe any of the terms, provisions, covenants, conditions, agreements or obligations contained in this Agreement within any time periods specified in the Loan Agreement; or

(c)           an “Event of Default” shall occur and be continuing under the Loan Agreement.

4.2.         Remedies.  Upon the occurrence of an Event of Default and during the continuance thereof Secured Party may and without notice to or demand on Borrowers and in addition to all rights and remedies available to Secured Party under the terms of this Agreement and the other Loan Documents do any one or more of the following:

(a)           foreclose or otherwise enforce Secured Party’s security interests in any manner permitted by law, or provided for in this Agreement;

(b)           extend the time of payment of, compromise, or settle for cash, credit, or otherwise upon any terms, any part or all of the Collateral;

(c)           take possession of, and require Borrowers to endorse in the name of Secured Party, as appropriate, any notes, checks, money orders, drafts, cash, insurance payments, and any other instruments received in payment of the Collateral, or any part thereof; collect, sue for, and give satisfactions for, monies due on account of the Collateral; and withdraw any claims, suits, or proceedings pertaining to, or arising out of Borrowers’ and/or Secured Party’s right to the Collateral;

(d)           recover from Borrowers all costs and expenses including, without limitation, attorneys’ fees, incurred or paid by Secured Party in exercising any right, power or remedy provided by this Agreement or under law;

(e)           if and to extent the Collateral includes Accounts, notify the Accounts and contract parties obligated on any or all of the Collateral to make payment thereof directly to Secured Party and Secured Party may take control of all proceeds including, without limitation, all Cash collected of any such Collateral, all of which rights Secured Party may exercise at any time. The cost of such collection and enforcement, including attorneys’ fees and expenses, shall be borne solely by Borrowers whether the same is incurred by Secured Party or Borrowers.  If an Event of Default should occur and be continuing, Borrowers will, upon receipt of all checks, drafts, cash and other remittances in payment on the Collateral, deposit the same in a special Secured Party account maintained with a bank of Secured Party’s choice, over which Secured Party also has the power of withdrawal.

4.3.         Additional Remedies.  If an Event of Default should occur at a time when Secured Party has a security interest in Borrowers’ Accounts, during the continuance of any such Event of Default, no discount, credit, or allowance shall be granted by either Borrower to any Account or contract party and no return of merchandise other than in the ordinary course of the business of Borrowers shall be accepted by Borrowers without Secured Party’s consent, which consent shall be not withheld if Borrowers, pursuant to the Loan Agreement obligating Borrowers to obtain the following consent, secure the consent thereto of any lenders having a senior security interest therein. Secured Party may, after and during the continuance of such Event of Default and subject to the limitations on its rights with respect to the Accounts of Borrowers as set forth in this Section 4.3, settle or adjust disputes and claims directly with Account contract parties for amounts and upon terms that Secured Party considers advisable, and in such cases Secured Party will credit the Loan Obligations with the net amounts received by Secured Party, after deducting all of the expenses incurred by Secured Party it being understood and agreed that Secured Party shall have no rights under this Section 4.3 unless it has a security interest in the Accounts and, even then, any such rights shall be subject to the rights of any lenders holding a senior security interest therein.  Borrowers agree to indemnify and defend Secured Party and hold it harmless with respect to any claim or proceeding arising out of any matter related to collection of Collateral.

ARTICLE V
MISCELLANEOUS

5.1.         Uniform Commercial Code Filings.  Secured Party is hereby authorized, without further action of Borrowers, and in its own name and on behalf of Borrowers, to file any and all financing statements under the Uniform Commercial Code as in effect from time-to-time in the applicable state relating to all or any part of the Collateral (the “UCC”) and other documents deemed by Secured Party to be necessary to protect Secured Party’s interests in the Collateral. Secured Party agrees to provide Borrowers with a copy of, and the right to review and comment, each financing or continuation statement prior to the filing thereof; provided, however, that if Borrowers fail to respond to such proposed filing within seven (7) business days of its deemed receipt, the rights of Borrowers under this Section 5.1 shall expire.

5.2.         Further Assurances.  At any time and from time to time, at the expense of Borrowers, Borrowers promptly shall execute and deliver all further instruments and documents, and will take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect the pledge and grant of security interest made by this Agreement or to enable Secured Party to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral.

5.3.         Cumulative Rights.  The rights, powers and remedies of Secured Party under this Agreement shall be in addition to all rights, powers and remedies available to Secured Party at law or in equity or by virtue of any of the Note, the other Loan Documents or any other agreement contemplated hereunder or thereunder, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s security interests in the Collateral.  It is intended that this clause shall be broadly construed so that all remedies herein provided or otherwise available to Secured Party shall continue to be each and all available to Secured Party until the full and final satisfaction of the Loan Obligations.

5.4.         Collateral Duties.  Secured Party shall have no custodial or ministerial duties to perform with respect to Collateral pledged except as set forth herein; and by way of explanation and not by way of limitation, absent gross negligence or willful misconduct, Secured Party shall incur no liability for any of the following: (i) loss or depreciation of Collateral, (ii) failure to present any paper for payment or protest, to protest or give notice of nonpayment, or any other notice with respect to any Collateral, (iii) failure to ascertain, notify Borrowers of, or take any action in connection with any conversion, call, redemption, retirement or any other event relating to any of the Collateral, or failure to notify any party hereto that Collateral should be presented or surrendered for any such reason.  Borrowers acknowledge that Secured Party is not an investment advisor or insurer with respect to the Collateral and Secured Party has no duty to advise Borrowers of any actual or anticipated changes in the value of the Collateral.

5.5.         Continuing Security Interest.  This Agreement shall create a continuing security interest in the Collateral in accordance with its terms and shall remain in full force and effect until full and final satisfaction of the Loan Obligations.  This Agreement shall terminate automatically and without the need for either party to execute any further documents or take any further action and be of no further force and effect upon the full and final satisfaction of the Loan Obligations by Borrowers.

5.6.         Waiver.  Exercise or omission to exercise any right of Secured Party shall not affect any subsequent right of Secured Party to exercise the same.  No course of dealing between Borrowers and Secured Party or any delay on Secured Party’s part in exercising any rights shall operate as a waiver of any of Secured Party’s rights.  No waiver of any Event of Default under this Agreement or any of the other Loan Documents shall be valid unless in writing and signed by Secured Party nor shall any such waiver extend to or shall affect any subsequent or other existing Event of Default or shall impair any rights, remedies or powers of Secured Party in respect thereof.

5.7.         Headings.  The headings of the Sections of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

5.8.         Survival of Covenants.  All covenants, agreements, representations and warranties made herein and in certificates or reports delivered by Borrowers pursuant hereto and all other information heretofore or hereafter supplied by Borrowers to Secured Party in connection with the Loan and Borrowers, whether written or unwritten, shall be deemed to have been material and relied on by Secured Party, notwithstanding any investigation made by or on behalf of Secured Party, and shall survive the execution and delivery to Secured Party of the Note and this Agreement.

5.9.         Notices, etc.  Any notice or other communication required or permitted to be given by this Agreement or by applicable law shall be given as described in the Loan Agreement.

5.10.       Benefits.  All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.  No Person other than Borrowers or Secured Party shall be entitled to rely upon this Agreement or be entitled to the benefits of this Agreement.

5.11.       Supersedes Prior Agreements; Counterparts.  This Agreement and the Loan Documents referred to herein supersede and incorporate all representations, promises, and statements, oral or written, made by Secured Party in connection with the Loan.  This Agreement may not be varied, altered, or amended except by a written instrument executed by an authorized officer of each of Secured Party and Borrowers.  This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

5.12.       Construction of Provisions of this Agreement.  Secured Party has not agreed to make any loan other than that specifically described herein.  All requirements herein shall be deemed material to Secured Party.  Except as specified herein, all conditions and requirements must be satisfied by Borrowers prior to the Closing Date.  Except as specified herein, whenever this Agreement refers to a matter being “satisfactory” to Secured Party, subject to Secured Party’s “approval” or “consent,” at Secured Party’s “option,” at Secured Party’s “determination,” “required” by Secured Party, at Secured Party’s “request,” as Secured Party shall “deem necessary,” or similar terminology, it is deemed that each of the aforesaid shall be in the sole discretion of Secured Party, and if any term or condition requires Secured Party’s approval, consent, or satisfaction (the “Secured Party’s Approval”), Secured Party’s Approval shall not be implied, but shall be evidenced only by a written notice from Secured Party specifically addressed to the particular requirement or condition and expressing Secured Party’s Approval. Loan Agreement.

5.13.       Loan Agreement. The parties hereby acknowledge that the security interests granted herein are subject to the terms of the Loan Agreement

5.14.       Controlling Law.  THE PARTIES HERETO AGREE THAT THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY AND THE PARTIES HERETO SUBMIT (AND WAIVE ALL RIGHTS TO OBJECT) TO NON-EXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF NEW JERSEY, FOR THE ENFORCEMENT OF ANY AND ALL OBLIGATIONS UNDER THE LOAN DOCUMENTS EXCEPT THAT IF ANY SUCH ACTION OR PROCEEDING ARISES UNDER THE CONSTITUTION, LAWS OR TREATIES OF THE UNITED STATES OF AMERICA, OR IF THERE IS A DIVERSITY OF CITIZENSHIP BETWEEN THE PARTIES THERETO, SO THAT IT IS TO BE BROUGHT IN A UNITED STATES DISTRICT COURT, IT SHALL BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY OVER SHREWSBURY, NEW JERSEY OR ANY SUCCESSOR FEDERAL COURT HAVING ORIGINAL JURISDICTION.

5.15.       Waiver of Jury Trial.  .  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWERS HEREBY WAIVE ANY RIGHT IT THEY MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE LOAN DOCUMENTS OR THE LOAN, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED

TO OR INCIDENTAL TO ANY DEALINGS OF SECURED PARTY AND/OR BORROWERS WITH RESPECT TO THE LOAN DOCUMENTS OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF SUCH PARTY’S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  EACH OF BORROWERS AGREE THAT THE LENDER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF BORROWERS AND SECURED PARTY IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT FOR SECURED PARTY TO MAKE THE LOAN AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN BORROWERS AND SECURED PARTY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

BORROWERS:

CSCC PROPERTY HOLDINGS, LLC, a Georgia limited liability company

By:		/s/ Christopher F. Brogdon
Name:		Christopher F. Brogdon
Title:		Manager

CSCC NURSING, LLC, a Georgia limited liability company

By:		/s/ Christopher F. Brogdon
Name:		Christopher F. Brogdon
Title:		Manager

SECURED PARTY:

CONTEMPORARY HEALTHCARE FUND I, L.P., a Delaware limited partnership

By:		CHC-GP, LLC, a Delaware limited liability company
Its:		General Partner

	By:	/s/ Eric Smith
Eric Smith
Member

SIGNATURE PAGE TO SECURITY AGREEMENT — ADCARE - AR